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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in Registration Statement Nos. 33-60551, 333-44711, 333-50051, 333-82069, 333-97569 and 333-108500 of Triarc
Companies, Inc. on Form S-8 and Registration Statement Nos. 333-110719 and 333-110929 of Triarc Companies, Inc. on Form S-3 of our report dated
February 6, 2004 with respect to the consolidated financial statements of Encore Capital Group, Inc. as of and for each of the years ended December 31, 2003, 2002 and 2001, included at page 1 of Exhibit 99.1 to this Annual Report on Form 10-K.

                                          /s/ BDO SEIDMAN, LLP

Costa Mesa, California
March 11, 2004